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                                                                   EXHIBIT 10.20

          212 South Central Avenue  St. Louis, Missouri 63105-3506  314.512.8500
                                                              heartland-bank.com


    [HEARTLAND BANK LOGO]

July 9, 2003



Mr. Jeffrey R. Nieder
Chief Financial Officer
Centennial Specialty Foods Corporation
400 Inverness Parkway, Suite 200
Englewood, Colorado 80112

    RE:  Commercial Loan Term Sheet

Dear Jeff:

As a follow up to our telephone conversations, the following are proposed terms under which Heartland Bank (Bank) would consider providing financing to Centennial Specialty Foods Corporation (Centennial). The terms are for discussion purposes only and should not be considered as a commitment to lend money. Any formal commitment would be subject to complete underwriting and formal approval by the Bank's Loan Committee, which has not yet been received.


1.  BORROWER:               Centennial Specialty Foods Corporation and any
                            material subsidiaries.

2.  PURPOSE:                Working Capital.

3.  LOAN AMOUNT             $4,000,000 Revolving Credit with availability based
    AND TYPE:               upon Borrowing Base.

4.  BORROWING               The Borrowing Base shall be the sum of 70% of the
    BASE:                   appraised value acceptable to the Bank of the real
                            estate located at 5590 High Street, Adams County, CO and 75% of eligible accounts receivable and 50% of finished goods inventory. In the event outstanding balance on loan exceeds Borrowing Base Availability, Borrower will immediately pay loan down to amount of Borrowing Base Availability.

5.  INTEREST RATE:          Heartland Bank Base Rate (currently 4.00%), floating
                            (adjusted daily as said Base Rate may change) +1.5%
                            with a floor of 5.5%


                                                                          [LOGO]
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Mr. Jeffrey R. Nieder
July 9, 2003
Page 2



6.  COMMITMENT              1% of Loan Amount (non-refundable) payable as
    FEE:                    follows: (1) $5,000 upon acceptance of term
                            sheets; (2) Balance due with signed commitment letter. Any and all fees paid or payable to Lender at or before Closing have been and will be earned by Lender and are not refundable to Borrower for any reason, whether or not Closing occurs.

7.  NON-USAGE FEE:          1/2 of 1% on unused balance computed quarterly in
                            arrears.

8.  MATURITY:               Three years from Closing.

9.  AMORITIZATION:          N/A

10. LOAN PAYMENTS:          Monthly interest only payments beginning the first
                            of the month following closing with the outstanding balance due at maturity.

11. CLOSING:                The closing of the proposed loan shall occur on a
                            date agreed by Borrower and Bank, but not later than August 31, 2003.

12. SECURITY:               As collateral for the Loan, Borrower agrees to grant
                            the Bank a first mortgage on Centennial's Plant located at 5590 High Street, Adams County, CO, and a first lien security interest in all accounts receivable, inventory and assignment of operating agreement between Centennial and Hoopeston.

13. APPRAISAL:              A complete self-contained narrative appraisal
                            report, acceptable to the Bank in its sole discretion, addressed to the Bank and by an appraiser satisfactory to the Bank shall be provided at Borrower's expense prior to closing, dated within 90 days of closing, which appraisal shall indicate that the Property has a fair market value acceptable to the Bank in its sole discretion and supporting a loan to value of no greater than 70%.

14. TITLE                   The Bank is to be provided with a commitment for a
    INSURANCE:              mortgagee's title insurance policy covering all
                            parcels of real estate collateral, in an amount acceptable to the Bank and containing only those exceptions approved by the Bank.
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Mr. Jeffrey R. Nieder
July 9, 2003
Page 3

15.  LATE CHARGES:   A late charge equal to five percent (5%) of the payment
                     amount will be assessed for each payment not received at the principal office of the Bank within ten (10) days of the due date.

16.  GUARANTORS:     Any Material subsidiary of Centennial not included as a
                     Borrower.

17.  LEGAL ENTITY:   Borrower shall submit to the Bank a true and complete
                     certified copy of its incorporation documents and authorizing resolutions from all officers, if applicable.

18.  INSURANCE:      Borrower shall deliver, at Closing and from time to time as
                     Bank may request, if applicable, certificates evidencing flood insurance, hazard insurance naming the Bank in the standard loss payable clause, and liability insurance naming Bank as an additional insured, all of which shall be acceptable to the Bank.

19.  FINANCIAL       Borrower shall provide to Bank the following: 1) Annual
     STATEMENTS:     Audited Financial statements or 10K; 2) Quarterly company
                     prepared statements or 10Q. Additional financial information may be requested at Bank's discretion.

20.  COSTS:          Borrower agrees to pay appraisal fees, environmental fees, recording/releasing fees, legal fees, Commitment Fee, survey costs, premiums for flood (if applicable), hazard, and title insurance, inspection costs and any other loan
                     Closing costs as determined by Bank at or prior to Closing, or when invoiced, whether or not Loan closes.

21.  ADDITIONAL      Borrower shall represent, warrant, covenant and agree to
     REQUIREMENTS:   the following requirements:

                     a) That at the time of Closing of the loan and of each disbursement thereof, the Borrower and Guarantors are solvent and free from bankruptcy, reorganization or arraignment proceedings or a general assignment for the benefit of creditors.
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Mr. Jeffrey R. Nieder
July 9, 2003
Page 4

                    b) Should the Borrower fail to pay such taxes or
                       assessments, or should the Borrower fail to maintain acceptable hazard and liability insurance coverage, the Bank shall have the right, but not the obligation to pay such charges and assessments directly and charge such payment to the Borrower's loan account.

                    c) This Loan is non-assumable.

                    d) Centennial shall raise a minimum of $7,000,000 in an
                       Initial Public Offering substantially under the terms described in the Draft Form SB-2 dated 5/12/2003 provided to the Bank.

                    e) A satisfactory subordination agreement between the Bank,
                       Centennial and James E. Lewis.

                    f) Complete underwriting and formal approval by the Bank's
                       Loan Committee.

                    g) Representative of Bank to make inspection visit and be
                       satisfied with condition of property prior to closing.

                    h) Negotiation of protective covenants satisfactory to
                       Bank.

                    i) Establishment of primary operating account at Bank.

22. ORAL            Oral agreements or commitment to loan money, extend credit
    ARRANGEMENTS:   or to forbear from enforcing repayment of debt including
                    promises to renew such debt are not enforceable. To protect you (Borrower) and us (Bank/Creditor) from misunderstanding or disappointment, any agreement we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
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Mr. Jeffrey R. Nieder
July 9, 2003
Page 5



Jeff, the above represents an outline under which I would propose to formally underwrite the requested facility and present the facility to our Loan Committee for approval. If you would like me to move forward with underwriting, please return payment of $5,000. If you have any questions, please give me a call. I can be reached at 314-512-8564. I look forward to working with you on this.

Sincerely,

/s/ Ted H. Kraizer
Ted H. Kraizer
Vice President

THK:jcp